Exhibit 3(b)

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF FORMATION OF

TXU ENERGY COMPANY LLC

TXU Energy Company LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act (the “Company”) does hereby certify:

1.           The present name of the Company is TXU Energy Company LLC.

2.           The original Certificate of Formation was filed with the Secretary of State of the State of Delaware on November 5, 2001 (the “Certificate of Formation”).

3.           The Certificate of Amendment to the Certificate of Formation amends and restates the First Article of the Certificate of Formation so that, as amended, said Article shall read in its entirety as follows:

“FIRST:	The name of the limited liability company (the “Company”) is Texas Competitive Electric Holdings Company LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 29th day of June, 2007.

TXU ENERGY COMPANY LLC

By:           /s/  Kim K. W. Rucker
Kim K.W. Rucker
Secretary and Assistant Treasurer